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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-576, No. 333-578, No. 333-580, No. 333-582, No.
333-24929 and No. 333-31397) of Allmerica Financial Corporation of our report dated February 3, 1998, appearing in the Allmerica Financial Corporation 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which also appear in this Form 10-K.


/s/   Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
March 24, 1998


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